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            AMENDMENT NO. 1 ("Amendment No. 1"), dated as of November 2,
1993, between MP Funding Corporation (the "Lender") and the Borrowers parties hereto (the "Borrowers").

                            W I T N E S S E T H:

            WHEREAS, the Lender and the Borrowers are parties to a First Amended and Restated Master Loan Agreement, dated as of November 30, 1988, as further amended and restated as of January 25, 1990 (the "Master Loan Agreement"); and

            WHEREAS, the Lender and the Borrowers now desire to further amend the Master Loan Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings given to those terms in the Master Loan Agreement.

            2. There is hereby added to the Agreement Schedule 1 - Description of Certain Legal Proceedings, a copy of which is attached to this Amendment No. 1 as Annex I. Schedule A to the Master Loan Agreement shall be replaced with Schedule A which is attached to this Amendment No. 1 as Annex II.

            3.    The following new defined terms shall be added to Section
1.01 of the Master Loan Agreement:

            "Adversely Determined" shall mean, with respect to any cause of action, litigation or investigation, a determination of liability or culpability on the part of the defendant (or cross-defendant) or the agreement by the defendant (or cross-defendant) to settle such cause of action, litigation or investigation, which, in any case requires the payment of the maximum amount or the imposition of the most disadvantageous alternative remedy or sanction reasonably likely to be assessed, imposed or required for settlement as opposed to the maximum amount sought or which could be possible under any circumstances.

            "Amendment No. 1" shall mean this Amendment No. 1 to the Agreement.

            "Amendment No. 1 Effective Date" shall mean the date on which this Amendment No. 1 becomes effective in accordance with its terms.
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            "Asset Sale" shall mean the sale, transfer, lease or
            other disposition by NME or any of its Subsidiaries in a single transaction or a series of related transactions to any Person (other than NME or any of its wholly-owned Subsidiaries) of (i) any of the stock of any of NME's Subsidiaries, (ii) substantially all of the assets of any division or line of business of NME or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of NME or any of its Subsidiaries outside of the ordinary course of business
            (including the sale or securitization of any receivable); provided that in the case of any such sale, transfer, lease or other disposition that the assets sold, transferred, leased or otherwise disposed of have a fair market value in excess of $1,000,000.

            "Consolidated Adjusted EBITDA" shall mean, for any period, the sum of the amounts for such period of
            (i) Consolidated Net Income (excluding (a) any extraordinary gains or gains or losses from Asset Sales and (b) during the fiscal quarter ended August 31, 1993, any Realignment and Unusual Litigation Costs and the FASB 109 Tax Credit), (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, and (v) total amortization expense, all of the foregoing as determined on a consolidated basis for NME and its Consolidated Subsidiaries in conformity with GAAP.

            "Consolidated Capital Expenditures" shall mean, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases which is capitalized on the consolidated balance sheet of NME and its Consolidated Subsidiaries) by NME and its Consolidated Subsidiaries during that period that, in conformity with GAAP, should be included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of NME and its Consolidated Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by NME and its Subsidiaries during the period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person.

            "Consolidated Interest Expense" shall mean, for any period, the total interest expense (including that portion attributable to capital leases in
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            accordance with GAAP and capitalized interest) of
            NME and its Consolidated Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of NME and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and any bankers' acceptance financing and net costs under any interest rate agreements, but excluding, however, any amendment fees (or the amortization of such fees) payable in connection with the Second Amendment, the Third Amendment and the NME Reimbursement Agreement and the portion of the Lender's financing cost payable by the Borrowers under this Agreement attributable to any amendment fees paid by the Lender on or before the effective date of this Amendment No. 1 in connection with any amendment of the Lender's Borrowing Facilities.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss) of NME and its Consolidated Subsidiaries for such period taken as a single accounting period determined in conformity with GAAP; provided that the calculation of Consolidated Net Income shall exclude any non-cash charges to income resulting from any sale of all or a portion of NME's Psychiatric Division (as constituted on the Second Amendment Effective Date) during the period from such date to the date of determination.

            "Consolidated Rental Expense" shall mean for any period, the aggregate amount of all rents paid under all capital and operating leases of NME and its Subsidiaries as lessee (net of any sublease income and excluding any such rents or portions thereof included in Consolidated Interest Expense).

            "Contingent Value Rights" shall mean unsecured instruments issued by NME to plaintiffs in settlement of shareholder class-action litigation that represent the right to receive a payment from NME not earlier than three years from their issuance.

            "Environmental Laws" shall mean any and all laws, statutes, rules, regulations or ordinances in effect from time to time relating to the regulation or protection of human or animal health or safety or of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic, infectious or hazardous substances or wastes into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or
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            subsurface strata, or otherwise relating to the
            manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic, infectious or hazardous substances or wastes.

            "FASB 109 Tax Credit" shall mean the credit taken during NME's fiscal quarter ended August 31, 1993 in the approximate amount of $60,000,000 resulting from NME's giving effect to Financial Accounting Standards Board Statement Number 109 "Accounting for Income Taxes".

            "Governmental Approval" shall mean any
            authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental
            Authority.

            "Hospitals" shall mean NME Hospitals, Inc.

            "Non-Restricted Assets" shall mean any stock, property or other assets of NME and its Subsidiaries other than any Restricted Assets.

            "NME Credit Agreement" shall mean the Seventh
            Amended and Restated Revolving Credit and Term Loan
            Agreement dated as of September 30, 1990, among NME,
            Bankers Trust Company, as Agent thereunder and the Banks parties thereto.

            "NME Credit Parties" shall mean Bankers Trust
            Company, as Agent under, and the Banks parties to, the NME Credit Agreement.

            "NME Reimbursement Agreement" means the First
            Amended and Restated Letter of Credit and
            Reimbursement Agreement dated as of October 1, 1993 between NME and The Sanwa Bank, Limited, Dallas
            Agency.

            "Permitted Line Rollovers" shall have the meaning given to that term in the NME Credit Agreement as in effect on the Amendment No. 1 Effective Date.

            "Psychiatric Division" shall mean the operations of NME and its Subsidiaries conducted at 61 freestanding psychiatric hospitals, residential treatment centers and substance abuse recovery facilities, including, without limitation, the stock of such Subsidiaries and the assets used in such operations.

            "Realignment and Unusual Litigation Costs" shall mean certain charges taken against income during
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            NME's fiscal quarter ended August 31, 1993, in an
            aggregate amount not exceeding $143,000,000 on an after-tax basis, with respect to certain legal proceedings against NME and its Subsidiaries described in Schedule I to this Agreement.

            "Rehabilitation Division" shall mean the operations of NME and its Subsidiaries conducted at 35 freestanding rehabilitation hospitals, including, without limitation, the stock of such Subsidiaries and the assets used in such operations.

            "Restricted Assets" shall mean (a) any of the Stock, property or other assets of Hospitals or any of its Subsidiaries, (b) any of the stock, properties or other assets of NME's or its Subsidiaries' international operations, including, without limitation, the stock of International NME, Inc. or any of its Subsidiaries, and (c) any stock or other investment in Westminster Health Care Holdings plc or Hillhaven Company or their respective subsidiaries.

            "Second Amendment" shall have the meaning given to that term in the NME Credit Agreement as in effect on the Amendment No. 1 Effective Date.

            "Second Amendment Effective Date" shall have the meaning given to that term in the NME Credit
            Agreement as in effect on the Amendment No. 1
            Effective Date.

            "Third Amendment" shall mean the Third Amendment and Limited Waiver to the NME Credit Agreement, dated as of October 15, 1993, among NME and the NME Credit
            Parties.

            4. The following definitions set forth in Section 1.01 of the Master Loan Agreement are hereby amended in their entirety to read as follows:

            "Borrower" shall mean the borrowers listed on Schedule A attached hereto at the Amendment No. 1
            Effective Date.

            "Consolidated Current Liabilities" shall mean, at a particular date, all amounts which, in conformity with GAAP, would be included under current liabilities on a consolidated balance sheet of NME and its Consolidated Subsidiaries as at such date (determined without giving effect to any current portion of Realignment and Unusual Litigation
            Costs).
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            "Consolidated Net Worth" shall mean, at a particular
            date, all amounts which, in conformity with GAAP, would be included under shareholders' equity on a consolidated balance sheet of NME and its Consolidated Subsidiaries at such date, determined, however, without giving effect to the FASB 109 Tax Credit or any reduction to shareholders' equity caused by any non-cash charge or other non-cash effect of any sale, liquidation or disposition of NME's Psychiatric Division (as constituted on the Second Amendment Effective Date).

            "Final Loan Date" shall mean April 1, 1995.

            "Indebtedness" shall mean for any Person: (a) all obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments which in accordance with GAAP would be shown on the balance sheet of such Person as a liability; (b) all rental obligations of such Person under leases required to be capitalized under GAAP; and (c) Contingent Value Rights.

            5.    The definition of "Extension Date" set forth in Section
1.01 of the Master Loan Agreement is hereby deleted.

            6. The definition of "Liens" set forth in Section 1.01 of the Master Loan Agreement is hereby amended by deleting clause (h) of the proviso to such definition and redesignating clause (i) to such proviso as clause (h).

            7. Anything in the Master Loan Agreement to the contrary notwithstanding, from and after the Amendment No. 1 Effective Date, no Borrower may request, and the Lender shall not make, any Initial Loans, additional Loans or Completion Loans under the Master Loan Agreement and Sections 2.01 through 2.04, inclusive, Section 2.09, Section 2.10, Sections
5.01 through 5.03, inclusive and all sections in Articles VI, VII and VIII of the Master Loan Agreement are hereby amended accordingly.

            8. Section 2.06 of the Master Loan Agreement is hereby amended by deleting (i) the comma and the words "Increase and Extension" from the section heading and (ii) paragraphs (b) and (c) thereof.

            9. The first sentence of Section 9.01 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            The consolidated balance sheet of NME and its Consolidated Subsidiaries as at May 31, 1993 and
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            the related consolidated statements of income, cash
            flows and changes in common stock and other stockholders' equity, and notes and schedules thereto, certified by KPMG Peat Marwick on July 19, 1993, except as to Note 6B(2), which is as of August 26, 1993, copies of which have heretofore been furnished to the Lender, are Accurate and Complete and present fairly the consolidated financial condition of NME and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position (or statement of cash flows) for the period then ended.

            10. Section 9.02 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            "9.02.      No Change.  Since May 31, 1993, there
            has been no material adverse change in the business, operations, properties or financial or other condition of NME and its Consolidated Subsidiaries, taken as a whole, except matters disclosed in
            Schedule 1 hereto and matters relating to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division) arising from substantially similar events, facts or circumstances, or based upon substantially similar allegations referred to therein.

            11. The third sentence of Section 9.03 of the Master Loan Agreement is hereby amended, and a fourth sentence is hereby added to such section, each to read as follows:

            Except for orders or notices received with respect to matters referred to in Schedule 1 hereto and matters relating to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division) arising from substantially similar events, facts or circumstances, or based upon substantially similar allegations against or with respect to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division), referred to therein, none of the Borrowers or any of the Significant Subsidiaries has received or expects to receive any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership or operation of any hospital or other facility owned or operated by it, as to which the costs or consequences of compliance or the consequences of noncompliance, individually or in the aggregate, would or might be material and
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            adverse to the business, operations, properties,
            prospects or financial or other condition of NME and its Subsidiaries, taken as a whole, or Hospitals or which might impair the ability of any of the Borrowers to discharge any of its Obligations under this Agreement or might impair the ability of the Guarantor to perform its obligations under the Guaranty. None of Hospitals or any of its Subsidiaries or the Rehabilitation Division has received or expects to receive any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any Governmental Authority relating to the ownership or operation of any hospital or other facility owned or operated by it, as to which the cost or consequence of compliance or the consequences of noncompliance, individually or in the aggregate, would or might be material and adverse to the business, operations, properties, prospects or financial or other condition of NME and its Subsidiaries, taken as a whole, or of Hospitals or the Rehabilitation Division or which might impair the ability of any of the Borrowers to discharge any of its Obligations under this Agreement or might impair the ability of the Guarantor to perform its obligations under the Guaranty.

            12. Section 9.06 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            Section 9.06. No Material Litigation. No litiga-tion, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or has been instituted or, to the knowledge of any Borrower, threatened by or against NME or any Subsidiary or against any of its or their properties or revenues (a) with respect to this Agreement or the Related Documents or any of the transactions contemplated thereby or hereby, or (b) which, individually or in the aggregate, if Adversely Determined, would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of either NME and its Subsidiaries, taken as a whole (except for the matters set forth on Schedule 1 hereto) or Hospitals and its Subsidiaries, taken as a whole (without exception for the matters set forth on
            Schedule 1 hereto). No developments have occurred after August 31, 1993 in any such litigation, investigation or proceeding which individually or in the aggregate have a reasonable likelihood of either
            (i) materially increasing the likelihood that such litigation, proceeding or investigation will be Adversely Determined if such
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            adverse determination would have a material adverse
            effect on the business, operations, properties, condition (financial or otherwise) or prospects of Hospitals and its Subsidiaries, taken as a whole, or
            (ii) materially increasing the likelihood that, if Adversely Determined, such litigation, investigation or proceeding would, individually or in the aggregate, have a material adverse effect in the business, operations, properties, condition (financial or otherwise) or prospects of Hospitals and its Subsidiaries, taken as a whole. For the purposes of this Section 9.06, it is assumed that
            (x) medical malpractice litigation will not have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of NME and its Subsidiaries, taken as a whole, or Hospitals and its Subsidiaries, taken as whole, to the extent adequately covered by insurance (and as to which the insurer has acknowledged coverage) and (y) in medical malpractice actions now pending or threatened against NME and its Subsidiaries, damages would be assessed consistent with NME's past experience. For the purposes of this Section 9.06, it is agreed and understood that the institution of lawsuits against or with respect to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division), or joinder in existing lawsuits, by new plaintiffs, based upon facts, circumstances or allegations against or with respect to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division) substantially similar to existing litigation, shall not constitute the institution of "new litigation" and will not constitute a "development" in existing litigation which would have such a material adverse effect.

            13. A new Section 9.16 is hereby added to the Master Loan Agreement as follows:

            Section 9.16. Environmental Matters. Each Bor-rower and Significant Subsidiary has obtained all Governmental Approvals required under all Environ-mental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such Governmental Approvals would not have a material adverse effect on the property, business, operations or financial condition of NME and its Subsidiaries, taken as a whole. Each of such Governmental Approvals is in full force and effect and each Borrower and each Significant Subsidiary is in compliance with the terms and conditions of such Governmental
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            Approvals, and also is in compliance with all other
            provisions of any applicable Environmental Law, and all rules or regulations adopted thereunder, except to the extent failure to comply with such provisions would not have a material adverse effect on the property, business, operations or financial condition of NME and its Subsidiaries, taken as a whole.

            14. Paragraph (b) of Section 10.01 of the Master Loan Agreement is hereby amended by substituting the words "forty-five days" for the words "sixty days" in the second line of such section.

            15. Section 10.01 of the Master Loan Agreement is hereby further amended by (i) redesignating paragraph (f) thereof as paragraph (l) and (ii) adding new paragraphs (f) through (k) thereto which shall read as follows:

                  (f)   as soon as available, but in any event
            not later than thirty days after the end of each month other than any month in which any fiscal quarter or fiscal year of NME shall end, unaudited condensed consolidated financial statements of NME and its Consolidated Subsidiaries, including a condensed consolidated balance sheet of NME and its Consolidated Subsidiaries as at the end of such month, related condensed consolidated statements of income and the related condensed consolidated statement of changes in financial position (or statement of cash flows) of NME and its Consolidated Subsidiaries, all in reasonable detail and prepared in accordance with GAAP (but without the accompanying notes required by GAAP) and certified by an Executive Vice President, a Senior Vice President or the Treasurer of NME;

                  (g)   as soon as available, but in any event
            not later than thirty days after the end of each month other than any month in which any fiscal quarter or fiscal year of NME shall end, reports, in form and substance satisfactory to the Lender, providing condensed consolidated statement of income and cash flows of each of NME's major divisions, all in reasonable detail and prepared in accordance with GAAP (but without the accompanying notes required by GAAP) and certified by an Executive Vice President, a Senior Vice President or the Treasurer of NME;

                  (h)   promptly upon NME or any of its
            Subsidiaries incurring any Indebtedness for borrowed money (other than overdrafts permitted under Section 10.12(g) of this Agreement), a statement setting forth in reasonable detail (i)
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            the aggregate principal amount thereof, (ii) any
            costs of issuance, loan fees or other expenses incurred by NME or its Subsidiaries in connection therewith, (iii) the rate(s) at which, and the dates upon which, interest thereon is payable, (iv) the scheduled amortization of the principal amount thereof and (v) any uses of the proceeds thereof;

                  (i)   promptly upon any sale, disposition or
            liquidation of Non-Restricted Assets in excess of $1,000,000, a certificate from an Executive Vice President, a Senior Vice President or the Treasurer of NME setting forth in reasonable detail any cash or non-cash charges or other effects of such disposition or liquidation;

                  (j)   on or prior to the date of Amendment
            No. 1, a detailed reconciliation of the change in the amount of NME's investment in the Psychiatric Division from May 31, 1993 to September 30, 1993;

                  (k) not later than the last Business Day of each week, weekly reports or statements, in form and substance satisfactory to the Lender, with respect to the preceding week of deposit account and other cash balances of NME and its Subsidiaries; and

            16. Clauses (c) and (d) of Section 10.02 of the Master Loan Agreement are hereby amended to read as follows:

            (c) of any litigation, proceeding, investigation or
            dispute which may exist at any time between any
            Borrower or Subsidiary and any health or medical
            insurance company or Governmental Authority which
            might have a material and adverse effect upon the
            business, operations, assets or condition, financial
            or otherwise, of NME and its Subsidiaries, taken as
            a whole, or could materially impair the ability of
            any Borrower to perform its Obligations hereunder or
            under the Related Documents to which it is a party,
            and of any material development in any such
            litigation, proceeding, investigation or dispute,
            (d) of any other litigation or proceeding (and any
            material developments therein) against any Borrower
            or Subsidiary of any Borrower (i) in which, if
            Adversely Determined, the amount involved equals or
            exceeds $25,000,000 or (ii) in which injunctive or
            similar relief is sought and which might have any
            reasonable possibility of having a material adverse
            effect on NME and its Subsidiaries, taken as a
            whole,
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            17.   Section 10.03 of the Master Loan Agreement is hereby
amended by adding (i) the words "Environmental Laws," before the word "ERISA" which is set forth in the parenthetical in the second sentence of such section and (ii) the following proviso at the end of the last sentence of such section:

            ;provided, however, that neither NME Psychiatric Properties or any of its Subsidiaries nor Hospitals or any of its Subsidiaries, shall merge or consolidate with any Borrower or any Subsidiary, except that Subsidiaries of NME Psychiatric Properties may merge with other Subsidiaries of NME Psychiatric Properties and Subsidiaries of Hospitals may merge with other Subsidiaries of Hospitals.

            18. Clause (ii) of Section 10.05 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            (ii) liquidate or dissolve itself (or suffer any liquidation or dissolution), or dispose of or lease or sell or permit any other Borrower with Outstanding Obligations (other than a Subsidiary) or any Subsidiary to dispose of or lease or sell all, substantially all or any substantial portion of its property, assets or business or any Restricted Assets to any other Person, except that:

            (a) NME and its Subsidiaries may sell or otherwise dispose of properties and assets of Hospitals (other than the stock of any of its Subsidiaries) having an aggregate fair market value not exceeding
            $25,000,000; and

            (b)   NME and its Subsidiaries may sell Non-
            Restricted Assets in one or more transactions approved by NME's Board of Directors; provided that
            (1) all such stock, property or assets are sold for fair market value, (2) the proceeds of such sale or disposition are deposited into a segregated deposit account in the name of NME and thereafter either held therein and invested in cash or cash equivalent securities or withdrawn therefrom and used (i) to prepay the term loans and the term notes under the NME Credit Facility, (ii) to pay legal fees, or
            (iii) to pay judgments, awards, fines or settlements described in the first proviso of Section 10.07; provided further that none of the stock or, except as permitted by Section 10.13, property or assets of Hospitals shall be encumbered by any Lien or transferred to NME or any of its Subsidiaries other than Subsidiaries of Hospitals.

            19. Section 10.06 of the Master Loan Agreement is hereby amended in its entirety to read as follows:
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            Section 10.06.    Limitation on Contingent
            Obligations. NME shall not incur or remain liable with respect to, or permit any Subsidiary to incur or remain liable with respect to, any Contingent
            Obligation except Contingent Obligations existing as of the Second Amendment Effective Date and any additional Contingent Obligations incurred after
            September 30, 1993 provided that the aggregate contingent liability of NME and its Subsidiaries with respect to such additional Contingent
            Obligations shall not at any time exceed
            $50,000,000.

            20. Section 10.07 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            Section 10.07. Limitation on Investments. NME shall not make or commit to make, or permit any Subsidiary to make or commit to make, any investment (whether by means of stock purchase, capital contribution, loan or advance or any other type of investment) in any Person at any time when a Potential Default or an Event of Default has occurred and is continuing or would occur after giving effect to such investment or any investment in the Psychiatric Division except such investments in the Psychiatric Division as existed on May 31, 1993; provided that, so long as no Event of Default or Potential Default shall have occurred and be continuing or be caused thereby, (i) NME or any of its Subsidiaries may pay settlement costs or other amounts in respect to any litigation existing as of the Second Amendment Effective Date and described on
            Schedule 1 (or subsequent litigation relating to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division) based upon facts or circumstances or allegations against or with respect to NME or any of its Subsidiaries (other than Hospitals or any of Hospital's Subsidiaries or the Rehabilitation Division) substantially similar to such existing litigation) or government investigation and (ii) may provide cash to the Psychiatric Division to fund operations in amounts and at such times as are in accordance with NME's past practice in regard to cash management, provided that, in the case of clause (ii) from and after October 1, 1993, in each calendar month the Psychiatric Division's cash contribution to NME's corporate cash account during such month equals or exceeds the amount of disbursements by the Psychiatric Division (or disbursements by NME or any other Subsidiary of NME to pay expenses of the Psychiatric Division other than expenses arising from litigation or government investigations described in the preceding proviso) from NME's corporate cash account during such month (excluding any disbursements in respect of expenses of NME and its Subsidiaries other than the Psychiatric Division), and provided further that, that in the case of clause (ii) above, the amount of NME's investment in the Psychiatric Division on September 30, 1993 shall not exceed by more than 5% the amount of its investment in the Psychiatric Division reflected in its audited financial statements dated as of May 31, 1993. For the purposes of this
            Section 10.07, the term "investment" shall include capital contributions, advances and transfers of assets.

            21. Section 10.09 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            Section 10.09. Maintenance of Consolidated Net Worth. NME shall not permit, at any time, its Consolidated Net Worth to be less than 90% of the greater of (a) Consolidated Net Worth determined as of May 31, 1993 or (b) Consolidated Net Worth determined as of August 31, 1993, in each case increased by 50% of cumulative Consolidated Net Earnings after such date (calculated without giving effect to any operating loss in any period for NME and its Subsidiaries or any non-cash charge or other non-cash income effect of any sale or disposition of NME's Psychiatric Division (as constituted on the Second Amendment Effective Date)) during the period from such date to the date of determination.

            22. Section 10.10 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            Section 10.10. Ratio of Consolidated Indebtedness to Consolidated Net Worth. NME shall not permit the ratio of Consolidated Indebtedness to Consolidated Net Worth to exceed 0.70:1.00 at any time in any fiscal quarter ending on or before May 31, 1994 or 0.50:1.00 at any time in the fiscal quarters ending August 31, 1994, November 30, 1994, February 28, 1995 or May 31, 1995.

            23. Section 10.11 of the Master Loan Agreement is hereby amended in its entirety to read as follows:

            Section 10.11. Fixed Charge Coverage. NME shall not permit the ratio of (a) Consolidated Adjusted EBITDA plus Consolidated Rental Expense to (b) Consolidated Interest Expense plus Consolidated Rental Expense plus the amount of cash dividends declared by NME with respect to its outstanding capital stock as of the last day of any fiscal quarter of NME, in each case determined for the four consecutive fiscal quarter period ending on the last day of such fiscal quarter, to be less than the correlative ratio set forth below opposite such fiscal quarter:

            Fiscal                  Minimum Fixed Charge
            Quarter Ending            Coverage Ratio

            August 31, 1993               2.10:1.00
            November 30, 1993             2.10:1.00

            February 28, 1994             2.10:1.00
            May 31, 1994                  2.20:1.00
            August 31, 1994               2.20:1.00
            November 30, 1994             2.30:1.00

            February 28, 1995             2.30:1.00
            May 31, 1995                  2.40:1.00

            24. Section 10.12 of the Master Loan Agreement is hereby amended by (i) amending the reference to the financial statements in clause
(b) thereof to refer to the financial statements of NME and its Consolidated Subsidiaries as at May 31, 1993 and for the period then ended,
(ii) deleting the word "and" which immediately precedes clause (e) thereof and (iii) adding the following additional clauses after clause (e) thereof:

            ; (f) Contingent Value Rights issued in settlement of litigation described in Schedule 1 or other similar litigation; (g) Indebtedness caused by overdrafts incurred consistent with historical practices of the cash management arrangements for NME and its Subsidiaries which are backed by committed overdraft facilities from a commercial bank; and (h) Indebtedness of Australian Medical Enterprises Limited in an amount not exceeding Australian $110,000,000 which shall not be guaranteed by NME or any other Subsidiary of NME; provided, however, that the aggregate outstanding principal amount of unsecured Indebtedness incurred after the Second Amendment Effective Date (excluding for this purpose any Permitted Line Rollovers, extensions and renewals (but not increases) of unsecured Indebtedness outstanding as of May 31, 1993 or Indebtedness incurred to finance Consolidated Capital Expenditures permitted under
            Section 10.21) pursuant to the preceding clause (c) shall not at any time exceed $25,000,000.

            25. Section 10.13 of the Master Loan Agreement is hereby amended and restated in its entirety as follows:

            Section 10.13. Limitations on Liens and Negative Pledges. NME shall not (a) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its properties, assets, income or profits, whether now owned or hereafter acquired, except (i) any Liens granted to the Lender pursuant to the terms hereof or under any Related Document, (ii) the Liens referred to in the financial statements of NME and its Consolidated Subsidiaries as at May 31, 1993 and for the period then ended, (and any refinancing, extensions or renewals of such Liens by reason of any refinancing, extension or renewal of the Indebtedness secured by such Liens provided that the Indebtedness to be incurred in connection with such refinancing, renewal or extension is otherwise permitted under Section 10.12 hereof), provided that such Liens are not spread to cover other or additional Indebtedness of NME or any of its Subsidiaries and provided further that any refinancing permitted by this clause (ii) shall be on terms no less favorable to NME or a Subsidiary than the Indebtedness of NME or such Subsidiary being refinanced; (iii) Liens securing Indebtedness of a Subsidiary to another Subsidiary or to NME and Liens securing Indebtedness of NME to any Subsidiary; (iv) Liens on property, or on property owned by corporations, acquired by NME or any Subsidiary after September 30, 1990; (v) Liens securing all or any part of the purchase price or the cost of construction of property or equipment acquired by NME or a Subsidiary, provided the Indebtedness secured and related Lien are incurred within one year after acquisition, or completion of construction and full operation, whichever is later;
            (vi) Liens on property owned by any Borrower or a Subsidiary required to secure indebtedness incurred to construct additions, substantial repairs or alterations or substantial improvements to such properties, provided the amount of the Indebtedness secured does not exceed the expense incurred to construct such additions, substantial repairs or alterations or substantial improvements and provided further that the Indebtedness secured and related Lien are incurred within one year after the completion of construction and full operation; (vii) Liens to secure indebtedness on which the interest payments to bondholders are exempt from Federal income tax under Section 103 of the Internal Revenue Code of 1986; (viii) Liens in favor of a government or governmental entity which secure Indebtedness of NME and its Subsidiaries which is guaranteed by the government or governmental entity or Indebtedness of NME and its Subsidiaries incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity; and (ix) other Liens securing Indebtedness, provided that the aggregate amount of Indebtedness of NME and its Subsidiaries secured by Liens pursuant to this clause (ix) shall not exceed $150,000,000 of Indebtedness incurred after
            November 30, 1988 (giving effect to any Indebtedness of Foreign Subsidiaries only if such Indebtedness is guaranteed by NME or by any of its Subsidiaries that are not Foreign Subsidiaries); or (b) after the Second Amendment Effective Date, enter, or permit any of its Subsidiaries to enter, into any agreement whereby NME or any of its Subsidiaries agrees not to grant Liens on any of its properties, assets, income or profits, whether then existing or thereafter acquired, to secure any Indebtedness, including, without limitation, any agreement that would require that Liens hereafter granted to secure the Obligations hereunder equally and ratably secure any other obligations or Indebtedness of NME or any of its Subsidiaries owed to any other Person.

            26. Sections 10.18 through 10.22 are hereby added to the Master Loan Agreement, as follows:

            Section 10.18.    Prepayment of Indebtedness.
            Except for any mandatory prepayments required to be made by NME under Section 2.9(b) of the NME Credit Agreement, NME shall not prepay or amend any document in a manner that would reschedule existing payments so as effectively to require an earlier payment of, or permit any of its Subsidiaries to prepay or amend any document in a manner that would reschedule existing payments so as effectively to require an earlier payment of, any Indebtedness for borrowed money of NME or any of its Subsidiaries provided that NME may prepay any such Indebtedness that would by its terms, as in effect on the Second Amendment Effective Date, mature on or before April 1, 1995 provided such prepayment is made solely with the proceeds of Indebtedness incurred after the Second Amendment Effective Date, the principal of which is not scheduled to be paid, in full or in part, at any time prior to October 1, 1995.

            Section 10.19. Minimum Consolidated Adjusted EBITDA. NME shall not permit the Consolidated Adjusted EBITDA of NME and its Subsidiaries for any fiscal quarter to be less than the correlative amount set forth below opposite such fiscal quarter:

              Fiscal
            Quarter Ending                      Minimum EBITDA
            August 31, 1993                     $111,000,000
            November 30, 1993                   $126,000,000

            February 28, 1994                   $131,000,000
            May 31, 1994                        $157,000,000
            August 31, 1994                     $122,000,000
            November 30, 1994                   $139,000,000

            February 28, 1995                   $144,000,000
            May 31, 1995                        $172,000,000

            Section 10.20. Dividends. NME shall not declare or pay any dividends on, make any other distribution in respect of, or redeem, purchase or otherwise acquire, any shares of the outstanding capital stock of NME, provided that so long as no Event of Default has occurred and is continuing or would result therefrom, NME may declare dividends thereon in any fiscal quarter up to the lesser of (a) $.12 per outstanding share of common stock but in no event more than $21,200,000 in the aggregate, and (b) (i) 47% of Consolidated Net Earnings (determined without giving effect to Realignment and Unusual Litigation Costs or the FASB 109 Tax Credit) for the fiscal quarter ended August 31, 1993; (ii) 43% of the Consolidated Net Earnings for the fiscal quarter ending November 30, 1993; and (iii) for the fiscal quarters ending on or after February 28, 1994 the amount by which 40% of Consolidated Net Earnings for the period from December 1, 1993 through the date of determination exceeds the aggregate amount of such dividends and distributions theretofore declared or paid during the same period; provided further that the aggregate amount of dividends paid for the fiscal year ending May 31, 1994 shall not exceed 40% of Consolidated Net Earnings (determined without giving effect to Realignment and Unusual Litigation Costs or the FASB 109 Tax Credit) for such fiscal year. If NME is in compliance with this Section
            10.20 on the date of the declaration of any dividend, it may pay such dividend on the payment date fixed in such declaration notwithstanding the intervening occurrence of an Event of Default or Potential Default (other than a Potential Default arising from such declaration).

            Section 10.21. Consolidated Capital Expenditures. NME shall not make or incur, or permit its Subsidiaries to make or incur, Consolidated Capital Expenditures, in any fiscal year indicated below, in an aggregate amount in excess of the correlative amount set forth below opposite such fiscal year:

                  Fiscal Year Ending                   Maximum
                        May 31                  Capital Expenditures

                         1994                   $225,000,000
                         1995                   $224,000,000

            Section 10.22.    Mortgage or Deed of Trust;
            Appraisals. Each Borrower shall deliver to the Lender (a) as soon as reasonably practicable following the Amendment No. 1 Effective Date, a Mortgage or Deed of Trust encumbering each Parcel and Project financed under this Agreement for which the Lender does not already hold a Mortgage or Deed of Trust, (b) as soon as reasonably practicable following the Amendment No. 1 Effective Date, and in any event by no later than December 2, 1993, an amendment to each Mortgage or Deed of Trust held by Lender pursuant to which all Obligations of the Borrowers under this Agreement shall be secured by such Mortgage or Deed of Trust, (c) as soon as reasonably practicable following the Amendment No. 1 Effective Date, and in any event by no later than
            (i) January 31, 1994 for each Parcel or Project financed under this Agreement for which the Lender holds a Mortgage or Deed of Trust on or prior to the Amendment No. 1 Effective Date and (ii) 90 days following the date of the delivery of a Mortgage or Deed of Trust for each Parcel or Project financed under this Agreement for which the Lender does not hold a Mortgage or Deed of Trust on or prior to the Amendment No. 1 Effective Date, an appraisal dated as of a recent date from an MAI appraiser or appraisers satisfactory to the Lender, and (d) as soon as reasonably practicable following the Amendment No. 1 Effective Date, and in any event by no later than (i) December 2, 1993 for each Parcel or Project financed under this Agreement for which the Lender holds a Mortgage or Deed of Trust on or prior to the Amendment No. 1 Effective Date and
            (ii) the date of the delivery of a Mortgage or Deed of Trust for each Parcel or Project financed under this Agreement for which the Lender does not hold a Mortgage or Deed of Trust on or prior to the Amendment No. 1 Effective Date, fixture filings under the Uniform Commercial Code in the county and state in which each Parcel or Project with respect to which the Borrowers have delivered a Mortgage or Deed of Trust is located.

            27. This Amendment No. 1 shall become effective on the date when signed by the Lender and the Borrowers and the Lender shall have received the following items:

            (a) a duly executed counterpart of Amendment No. 1 to Guaranty dated as of the date hereof from the Guarantor to the Company, substantially in the form attached hereto as Annex III;

            (b) a duly executed counterpart of Amendment No. 1 to the First Amended and Restated Credit Agreement dated as of the date hereof among the Company, as borrower, Credit Suisse, as L/C Bank, the Banks parties thereto and Credit Suisse, as Agent substantially in the form attached hereto as Annex IV;

            (c) opinions of counsel with respect to the matters set forth in Annex V attached hereto and as to such other matters as the Lender may reasonably require;

            (d)   a duly executed copy of the Third Amendment;

            (e)   a duly executed copy of the NME Reimbursement Agreement;

            (f) a certificate dated the date this Amendment No. 1 becomes effective, from the Secretary of each Borrower (or if such Borrower is a limited partnership, the Secretary or Assistant Secretary of the general partner thereof, or if such Borrower is a general partnership, the Secretary or Assistant Secretary of the partner affiliated with NME) certifying (i) as to the incumbency and signature of certain officers or officials of such Borrower authorized to execute and deliver this Amendment No. 1, the documents referred to in Section 10.22 of the Master Loan Agreement and each other document or instrument to be furnished or delivered pursuant hereto or thereto, and (ii) that attached thereto is a true and complete copy of (A) the Certificate of Incorporation and By-Laws of such Borrower (or if such Borrower is a partnership, the partnership agreement and any document comparable to the By-Laws), and (B) the resolutions of the Board of Directors of such Borrower (or if such Borrower is a partnership, a complete copy of the appropriate action taken by the partnership or general partner of the partnership, as the case may be) authorizing the execution, delivery and performance of this Amendment No. 1, the documents referred to in
Section 10.22 of the Master Loan Agreement and the transactions contemplated hereby and thereby;

            (g) a certificate dated the date this Amendment No. 1 becomes effective, from a Responsible Officer of each of the Borrowers certifying that to the best knowledge of such officer the representations and warranties contained in Article IX of the Master Loan Agreement are Accurate and Complete and that no Event of Default or Potential Default which has not been waived has occurred and is continuing or would result from the transactions contemplated hereby;

            (h) a non-refundable restructuring fee in the amount of $1,275,000; and

            (i) such other documents, certificates, financial or other information or opinions as the Agent or any Bank may reasonably request.

            28. The Borrowers hereby agree to pay to the Lender all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with (i) the preparation, execution and delivery of this Amendment No. 1, Amendment No. 1 to Credit Agreement, each Mortgage and Deed of Trust and any amendments thereto and each of the other documents and instruments contemplated hereunder or thereunder or delivered in connection herewith and
(ii) Uniform Commercial Code and title searches and the filing of financing statements and the recording of each Mortgage, Deed of Trust and Assignment of Mortgage (as defined in the Credit Agreement).

            29. The Borrowers hereby represent and warrant that each of the representations and warranties made under Article IX of the Master Loan Agreement, as amended by this Amendment No. 1, are Accurate and Complete with the same force and effect as though made on and as of the date of this Amendment No. 1, except to the extent that such representations and warranties expressly relate to an earlier date , in which case, such representations and warranties were Accurate and Complete on and as of such earlier date.

            30. Each of the Borrowers hereby represents and warrants that as of the date of this Amendment No. 1, no Event of Default or Potential Default which has not been waived, has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment No. 1.

            31. Except as expressly modified and amended hereby, the Master Loan Agreement remains unchanged and in full force and effect in all respects.

            32. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            33. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed by their officers thereunto duly authorized as of the date first above written.


                                    MP Funding Corporation

                                    By:   /s/
                                       Name: TERESA A. MILES
                                       Title: VICE PRESIDENT AND
                                                ASSISTANT SECRETARY

                                    National Medical Enterprises, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Broward County Health Corporation


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Capital Hospital Corporation


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Extended Care Centers, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT

                                    First Healthcare Corporation


                                    By:   /s/
                                       Name:  ROBERT K. SCHNEIDER
                                       Title:  VICE PRESIDENT AND TREASURER


                                    Intervalley Health Corporation

                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    NME Headquarters, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  SENIOR VICE PRESIDENT


                                    NME Hospitals, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  SENIOR VICE PRESIDENT


                                    NME Limited Partnership I

                                    By: NMV-1, Inc.
                                        General Partner


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  SENIOR VICE PRESIDENT


                                    Northwest Health Care, Inc.


                                    By:   /s/
                                       Name:  ROBERT K. SCHNEIDER
                                       Title:  VICE PRESIDENT AND TREASURER

                                    Pinecrest Rehabilitation
                                          Hospital, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Rehab of Melbourne, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Rehabilitation Facility at
                                          San Diego, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Rehabilitation Facility
                                          at Austin, Inc.

                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    R.H.S.C. El Paso, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    R.H.S.C. Hospitals, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  SENIOR VICE PRESIDENT

                                    North Houston Healthcare Campus, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    R.H.S.C. Midland, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    R.H.S.C. Modesto, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    Rehabilitation Facility at
                                          San Ramon, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    R.H.S.C. Texarkana, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    R.H.S.C. Wichita, Inc.


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT

                                    The Hillhaven Corporation


                                    By:   /s/
                                       Name:  ROBERT K. SCHNEIDER
                                       Title:  VICE PRESIDENT AND TREASURER


                                    Treasure Coast Health Corporation


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT


                                    York County Health Corporation


                                    By:   /s/
                                       Name:  MARIS ANDERSONS
                                       Title:  EXECUTIVE VICE PRESIDENT

                                                                     ANNEX I

                              LEGAL PROCEEDINGS


       The Company currently is involved in significant legal proceedings and investigations of an unusual nature related principally to its psychiatric business. Except as disclosed in the Company's Report on Form 10-Q for the quarter ended August 31, 1993, neither the ultimate disposition of the unusual lawsuits, investigations and claims discussed below nor the amount of liabilities or losses arising from them can be determined. Until these matters are disposed of, the Company expects to incur substantial legal charges, for which a reserve has been established. A reserve of $250,000,000, before taxes, has been established for unusual legal proceedings. See Note 2 of the Company's Report on Form 10-Q for the quarter ended August 31, 1993.

       The shareholder derivative actions filed in the Los Angeles Superior Court in October and November of 1991 were consolidated into one shareholder derivative action entitled Harry Polikoff, Harry Ackerman, and Bette Rita Grayson, Derivatively on Behalf of Nominal Defendant National Medical Enterprises, Inc. v. Richard K. Eamer, Leonard Cohen, John C. Bedrosian, William S. Banowsky, Ph.D., Jeffrey C. Barbakow, Bernice B. Bratter, Maurice
J. DeWald, Peter de Wetter, Edward Egbert, M.D., Michael H. Focht, Sr., Raymond A. Hay, Nita P. Heckendorn, Taylor R. Jenson, Lloyd R. Johnson, James P. Livingston, A.J. Martinson, M.D., Howard F. Nachtman, M.D., Richard S. Schweiker, Richard L. Stever, Norman A. Zober, Maris Andersons, Scott M. Brown, Raymond L. Mathiasen and Marcus E. Powers, Defendants. Plaintiffs' suit was based primarily on alleged breaches of fiduciary duties and constructive fraud on the part of the individual defendants. The plaintiffs alleged that, among other things, the individual defendants knew or should have known of allegedly improper marketing, billing and other practices within what formerly was known as the Company's Specialty Hospital Group and failed to take appropriate action as required by their fiduciary responsibilities. Based on these claims, plaintiffs sought compensatory damages on behalf of the Company, punitive damages, injunctive relief, attorneys' fees, interest and costs. Defendants filed three separate demurrers that were sustained and resulted in dismissal of the action with prejudice on May 21, 1993. This judgment currently is being appealed by the plaintiffs.

       The federal class action lawsuits filed in October and November of 1991 were consolidated into one action now pending in the U.S. District Court in the Central District of California entitled In Re National Medical Enterprises, Inc. Securities Litigation. The defendants in this action are National Medical Enterprises, Inc., Richard K. Eamer, Leonard Cohen, John C. Bedrosian, William S. Banowsky, Michael H. Focht, Norman A. Zober, Marcus E. Powers and Maris Andersons. The action is a consolidated class action against each of the named defendants for alleged violations of Section 10(b) of the Securities Exchange Act of 1934. Specifically, plaintiffs allege that each defendant knew or recklessly disregarded that the public statements made by the Company and several of its officers and directors in reports to the Securities and Exchange Commission, in press releases, communications with shareholders, and communications with the financial community were false and misleading because the financial data and projections were based upon a number of alleged illegal practices at many of NME's psychiatric facilities. Plaintiffs claim that each of the defendants was
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a direct participant in this wrongdoing and conspired with and aided and abetted each of the other defendants in perpetrating the alleged fraudulent scheme. Plaintiffs also challenge various transactions in which each of the defendants sold shares of NME stock. Based on these claims, plaintiffs seek compensatory damages, injunctive relief, attorneys' fees, interest and costs. Currently, this action is in the active discovery stage.

       On August 27, 1993, a new federal lawsuit entitled Jerrold Schaffer and Jayne M. Furman v. National Medical Enterprises, Inc., Richard K. Eamer, Leonard Cohen, Jeffrey Barbakow and Michael H. Focht, Sr. was filed in the U.S District Court in the Central District of California. On August 31, 1993, a new federal lawsuit entitled Bernard Weisfeld v. National Medical Enterprises, Inc., Richard K. Eamer, Leonard Cohen, Jeffrey Barbakow and Michael H. Focht, Sr. was filed in the U.S District Court in the Central District of California. These actions are on behalf of a purported class of shareholders who purchased or sold stock of the Company between January 14, 1993 and August 26, 1993, and allege that each of the defendants violated
Section 10(b) of the Securities Exchange Act of 1934. Specifically, plaintiffs allege that each defendant knew or recklessly disregarded that the public statements made by the Company and several of its officers and directors in reports to the Securities and Exchange Commission, in press releases, communications with shareholders, and communications with the financial community were false and misleading because the financial data and projections were based upon a number of alleged illegal practices at many of NME's psychiatric facilities. Plaintiffs claim that each of the defendants was a direct participant in this wrongdoing and conspired with and aided and abetted each of the other defendants in perpetrating the alleged fraudulent scheme. Based on these claims, plaintiffs seek compensatory damages, injunctive relief, attorneys' fees, interest and costs. Although these lawsuits have not been served on the Company or any of the individual defendants, counsel for the Company has agreed to accept service if and when such service occurs. The Company believes that it has meritorious defenses to these allegations.

       On July 30, 1992, The Travelers Insurance Company, Prudential Insurance Company, United of Omaha Life Insurance Company, Massachusetts Mutual Life Insurance Company, Northwestern National Life Insurance Company, Mutual of Omaha Insurance Companies, Time Insurance Company and Phoenix Home Life Mutual Insurance Company filed suit in the United States District Court for the District of Columbia against the Company and a subsidiary alleging that psychiatric hospitals owned by NME subsidiaries engaged in certain fraudulent practices. The suit does not allege a specific dollar amount of damages, but seeks the return of alleged overpayments, punitive damages, treble damages and attorney fees. On September 21, 1992, the Company filed a Motion to Dismiss the Complaint. As of October 14, 1993, the Company's Motion to Dismiss was still under submission with the court. On February 3, 1993 plaintiffs in this matter filed a First Amended Complaint in the U.S. District Court for the District of Columbia. The amended complaint adds five additional plaintiffs, namely, Benefit Trust Life Insurance Company, Golden Rule Insurance Company, Hartford Life and Accident Insurance Company, Great Western Life and Annuity Insurance Company, and The New England Mutual Life Insurance Company. The allegations in the First Amended Complaint are substantially similar to those contained in the original complaint. On February 11, 1993 the court entered a discovery order resolving certain discovery disputes in the case. In that order the case was bifurcated, which requires discovery and trial to go forward first on the issue of whether there is any
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liability, and if there is a finding of liability, then discovery and trial would proceed on the issue of damages. On October 5, 1993, plaintiffs in this matter filed a motion asking the court to order the case into mediation. On October 14, 1993, the Company filed its response to this motion. See Note 2 of the Company's Report on Form 10-Q for the quarter ended August 31, 1993.

       On September 14, 1992, Aetna Life Insurance Company and Metropolitan Life Insurance Company filed a complaint in the U.S. District Court for the Northern District of Texas, Dallas Division, against the Company and certain of its subsidiaries alleging that psychiatric hospitals owned by subsidiaries of the Company engaged in certain fraudulent practices. This lawsuit is referred to hereinafter as the "Aetna lawsuit."

       On March 24, 1993, following the expiration of a standstill agreement, Connecticut General Life Insurance Company and two related companies, Equitable Life Assurance Society of the United States, First Equicor Life Insurance Company and Equicor Inc., (referred to herein collectively as "CIGNA") filed suit against NME and certain of its psychiatric subsidiaries in the United States District Court for the Northern District of Texas, Dallas Division. The complaint alleges that psychiatric hospitals owned or operated by certain NME subsidiaries engaged in certain fraudulent practices. This lawsuit is referred to hereinafter as the "CIGNA lawsuit."

       The Company has reached an agreement in principle with the insurers that are parties to the Aetna and CIGNA lawsuits. Under the terms of the settlement the Company will pay up to $125,000,000. In return, the insurers will agree to resume standard business relations with the Company. This would include the opportunity to compete in managed care contracts. The settlement also will address the processing of pending claims from psychiatric facilities owned by the Company's subsidiaries. Once a definitive settlement agreement has been signed, the parties will mutually dismiss all pending litigation.

       The Company and certain of its officers and directors also are subject to various lawsuits related to alleged malpractice occurring at individual psychiatric hospitals. Included are numerous cases that allege the existence of a corporate-wide conspiracy to commit wrongful acts. The underlying allegations in those cases are substantially similar to the allegations in the insurance litigation discussed above.

       On August 16, 1993, the Company was served with a lawsuit in the matter of Nita P. Heckendorn vs. National Medical Enterprises, Inc., Jeffrey
C. Barbakow, Raymond A. Hay, Maurice J. DeWald and Peter de Wetter. Ms. Heckendorn is a director of the Company. Ms. Heckendorn, who joined the Company in 1982, alleges sex discrimination in employment and retaliation; sexual harassment; breach of implied employment contract; constructive discharge in violation of public policy and the California Fair Employment and Housing Act; tortious interference with prospective economic advantage; defamation; and intentional infliction of emotional distress. The suit seeks damages in excess of $15,000,000 for wages, earnings and other benefits, punitive damages, attorneys fees and costs of suit and other equitable relief. On October 12, 1993 the Los Angeles Superior Court heard the Company's demurrer and motion to strike in the Heckendorn vs. NME, et al. matter. As a result of that hearing the court granted in part the Company's challenge to the Heckendorn suit dismissing certain claims
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made against certain individuals and dismissing certain claims made against the Company for constructive discharge. Plaintiff has 20 days to amend her complaint. The Company believes that Ms. Heckendorn's claims are without merit.

       On August 19, 1993, the Company filed an amended complaint in the Travelers lawsuit, discussed above, alleging conspiracy, consumer fraud, tortious interference with contract and prospective economic advantage, defamation, breach of contract, violations of the Employee Retirement Income Security Act, violations of the deceptive trade practices acts, anti-trust violations and breach of the duty of good faith and fair dealing. The complaint seeks $250,000,000 in actual damages, equitable and injunctive relief, treble damages, punitive damages and attorneys fees. At the same time, the Company filed a new action, NME Psychiatric Properties, Inc. vs. The Prudential Insurance Company of America, United of Omaha Life Insurance Company, Northwestern National Life Insurance Company, Time Insurance Company, Phoenix Home Life Mutual Insurance Company, Benefit Trust Life Insurance Company, Golden Rule Insurance Company, Hartford Life and Accident Insurance Company, Great West Life and Annuity Insurance Company, The New England Mutual Life Insurance Company, Equicor, Inc., First Equicor Life Insurance Company, Connecticut General Life Insurance Company, Equitable Life Assurance Society of the United States, Aetna Life Insurance Company and Metropolitan Life Insurance Company. The allegations in this action are the same as those made in the amended complaint for the Travelers lawsuit and the two matters have been consolidated.

       On October 5, 1993, John Bedrosian filed the lawsuit John C. Bedrosian vs. National Medical Enterprises, Inc., Jeffrey C. Barbakow, Michael H. Focht, Sr., Bernice B. Bratter, Maurice J. DeWald, Peter de Wetter and Lester B. Korn in the Los Angeles Superior Court. Mr. Bedrosian, who is a director of the Company and served as its Senior Executive Vice President until he was relieved of his duties on September 24, 1993, alleges: breach of oral agreement; breach of implied in fact contract; breach of the covenant of good faith and fair dealing; negligent misrepresentation of material fact; bad faith denial of existence of a contract; breach of written agreement; age discrimination in employment; libel; tortious interference with contractual relations; conspiracy to interfere with contractual relations; and intentional infliction of emotional distress. The suit seeks damages in excess of $20,000,000, exemplary and punitive damages, declaratory relief, including relief from $3,730,251.27 of loans from the Company, attorneys fees and costs of suit and other equitable relief. The Company intends to file a motion to have Mr. Bedrosian's lawsuit referred to a Superior Court Referee as provided in Mr. Bedrosian's employment agreement. The Company fully expects Mr. Bedrosian to repay all loans made to him by the Company and will make a demand upon him for such repayment. Based on the information currently available to it the Company believes that Mr. Bedrosian's claims are without merit.

       Government agencies are investigating whether the Company and certain of its subsidiaries engaged in improper practices. The federal government is seeking documents by subpoena from certain facilities and hospitals and the Company's regional offices in Indianapolis, Indiana and Tampa, Florida and is interviewing and seeking testimony from present and former employees. In addition, on August 26, 1993, the Psychiatric Division's headquarters in Santa Monica, California, the Psychiatric Division's regional offices in Dallas, Texas and Fairfax, Virginia and nine of the 61 psychiatric facilities were served with
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search warrants, issued by the Department of Justice, for various categories of documents. The warrants cover a broad variety of documents with respect to operations of the psychiatric hospitals, including their marketing and billing practices, policies and procedures. Although certain of the subpoenas and warrants also seek certain information relating to the Company and its acute care hospitals, the Company has been unable to determine as of this time whether the government agencies have expanded their investigations. The Company is cooperating with these investigations, but because of the secrecy that surrounds such investigations, and the fact that the Company has not been informed of the allegations underlying the search warrants, the scope, nature and outcome of these investigations are unknown. In the event that any government agency believes that wrongdoing related to the investigations or allegations referred to above has occurred, a civil and/or, in some instances, a criminal proceeding could be instituted against a facility or hospital, the Company, certain employees or former employees. The Company cannot predict the outcome of any such proceeding. If any proceeding were to be instituted by a government agency, and the outcome were to be unfavorable, any defendant could be subject to fines, penalties and damages, the facility, hospital or Company could become ineligible to receive reimbursement under government programs for patient care and the civil litigation described in this Schedule may be affected.

       The Company also is subject to claims and lawsuits relating to injuries arising from patient treatment. The Company believes that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its financial statements.

       In June, 1992, the Company reached a comprehensive settlement agreement with the Office of the Attorney General of Texas concerning the litigation instituted by the Attorney General's Office in September of 1991. The settlement did not entail the finding of any wrongdoing on the part of the Company or the payment of any fines, but the Company agreed to a permanent injunction which required the Company to relinquish its then existing claims, and not to make any future claims, against the Texas Crime Victims Compensation Fund for past services (which claims already had been written off), required the Company to reimburse the State of Texas for $1,100,000 of costs incurred in connection with its investigation and established new and stricter standards for psychiatric hospital operations in Texas.  In addition, the Company agreed to provide up to 2,560 days of free patient care through September, 1993.
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                                                                     ANNEX II


                                 Schedule A


1.    National Medical Enterprises, Inc.
2.    Rehabilitation Facility at San Ramon, Inc.
3.    R.H.S.C. Midland, Inc.
4.    R.H.S.C. El Paso, Inc.
5.    Rehabilitation Facility at Austin, Inc.
6.    NME Headquarters, Inc.
7.    North Houston Healthcare Campus, Inc.
8.    R.H.S.C. Modesto, Inc.
9.    Rehabilitation Facility at San Diego, Inc.
10.   R.H.S.C. Hospitals, Inc.
11.   Capital Hospital Corporation
12.   NME Hospitals, Inc.
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